UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

HealthSport, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6429 Independence Avenue Woodland Hills, CA 91367	28262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 593-4880

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2009, HealthSport, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”) completed the sale of 66,666,667 shares (the “Shares”) of our common stock (the “SMI Financing”) to Supplemental Manufacturing & Ingredients, LLC, an Arizona limited liability company (“SMI”), pursuant to the stock purchase agreement between the Company and SMI dated as of November 6, 2009 (the “Stock Purchase Agreement”). The terms and conditions of the Stock Purchase Agreement are discussed in detail in our report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2009 and in the Schedule 14F-1 filed with the Commission on November 18, 2009 and mailed to our stockholders on November 20, 2009.

In connection with the completion of the SMI Financing and in accordance with the Stock Purchase Agreement, SMI paid to the Company $2,000,000 and issued a promissory note (the “Promissory Note”) to the Company in the amount of $8,000,000 payable in five installments. SMI paid the initial installment under the Promissory Note at the closing. The Promissory Note matures on June 30, 2010 and accrues interest at the rate of 4% per annum. We issued and delivered 13,333,333 shares of our common stock to SMI. We also issued certificates for the remaining 53,333,334 shares of our common stock in the name of SMI; however, the 53,333,334 shares are being held by a third party escrow agent pursuant to an escrow agreement (the “Escrow Agreement”) and a pledge agreement (the “Pledge Agreement”). The 53,333,334 shares will be delivered to SMI as SMI makes the scheduled installment payments pursuant to the Promissory Note.

The foregoing descriptions of the terms of Stock Purchase Agreement, Promissory Note and Pledge Agreement are qualified in their entirety by reference to the provisions of such agreements, which are included as exhibits to our report on Form 8-K filed with the Commission on November 10, 2009, and are incorporated herein by reference.

On December 1, 2009, our board of directors adopted the HealthSport, Inc. 2009 Equity Incentive Plan. The 2009 Equity Incentive Plan provides for grants of nonstatutory stock options, stock appreciation rights, stock awards and stock units (collectively, the “Awards”). Qualified recipients of Awards include our employees, officers, directors and certain consultants. Our board of directors will initially administer the 2009 Equity Incentive Plan, but has the authority to delegate administration to a committee of the board of directors at any time. A total of 10,000,000 shares of our common stock may be issued pursuant to Awards granted under the 2009 Equity Incentive Plan. The exercise price per share for the shares to be issued pursuant to an exercise of a stock option will be no less than the fair market value per share on the grant date. No more than an aggregate of 3,500,000 shares may be subject to awards under the Plan granted to any individual participant in any one fiscal year.

The foregoing description of the terms of the 2009 Equity Incentive Plan is qualified in its entirety by reference to the provisions of the 2009 Equity Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report relating to the sale of Shares to SMI pursuant to the Stock Purchase Agreement is incorporated by reference into this Item 3.02.

The Shares issued to SMI were issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. SMI meets the accredited investor definition of Rule 501 of the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 5.01 Changes in Control of Registrant.

The information provided in response to Item 3.02 and Item 5.02 of this report is incorporated by reference into this Item 5.01.

The sale of the Shares to SMI represents a transfer of a majority of the outstanding common stock and voting control of the Company. SMI secured the funds to purchase the Shares, and consequently control of the Company, from a combination of working capital and investment capital.

The Pledge Agreement permits our board of directors to vote the pledged shares while such shares are being held in escrow pursuant to the Pledge Agreement. The proxy granted by SMI under the Pledge Agreement is irrevocable and continues with respect to any Shares so long as they remain subject to the Pledge Agreement.

In connection with the SMI Financing, SMI designated four directors that we have appointed to our board of directors (the “SMI Director Designees”). Each of the four SMI Director Designees, as a condition to their appointment, has placed into escrow pursuant to the Stock Pledge Agreement and the Escrow Agreement a written resignation which shall become effective, at the Company’s election, upon the occurrence of an Event of Default under the Promissory Note or the Stock Pledge Agreement. SMI will therefore own a majority of our common stock and will appoint a majority of our board of directors.

In addition, the Stock Purchase Agreement provides that for so long as any amounts remain outstanding under the Promissory Note, the Company shall obtain the approval of not less than five directors of a seven member board of directors (or not less than one plus the number of directors appointed by the Investor if a different size board) prior to taking certain corporate actions, including: (a) changing the Company’s principal line of business; (b) any liquidation, dissolution or winding-up of the Company; (c) any amendment or restatement to the Company’s articles of incorporation or bylaws; (d) increasing or decreasing the number of board members; (e) significant acquisitions, dispositions, licenses or transfers of assets outside the ordinary course of business; (f) issuing capital stock, except for shares issuable in accordance with the terms of outstanding employee benefit plans or warrants, options or other derivative securities; (g) declaring dividends or redeeming, purchasing or otherwise effecting any recapitalization or restructuring of outstanding shares of capital stock; (h) incurring significant indebtedness; (i) effecting any change in control transaction; (j) modifying any executive employment agreements; (k) amending any existing agreement between the Company and SMI; or (l) any amendment modification or waiver of the use of proceeds from the sale of the Shares from the agreed upon use of proceeds set forth in the Stock Purchase Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided in response to Item 1.01 and Item 5.01 of this report is incorporated by reference into this Item 5.02.

(a) Resignation of Directors

In connection with the SMI Financing and pursuant to the terms of the Stock Purchase Agreement, three of our directors, M.E. Hank Durschlag, Anthony Seaber and Jeffrey Wattenberg, have resigned their positions as directors effective December 1, 2009.

(b) Increase in Size of Our Board and Appointment of Directors

In connection with the SMI Financing and pursuant to the terms of the Stock Purchase Agreement we increased the size of our board of directors from six directors to seven directors. We have appointed the four SMI Director Designees to fill the four vacancies on the our board of directors effective December 1, 2009.

The following sets forth certain information concerning the SMI Director Designees’ background and experience:

Dr. Neil Allen, MD, FAAN, FACP, 68, is board certified in Neurology and Psychiatry and is also board certified by the American Board of Internal Medicine. Since 1975, Dr. Allen has been a physician in private practice. Dr. Allen has been a consultant to Abbott Laboratories, Merck, Pfizer Pharmaceutical and Teva Neuroscience providing insight and knowledge for new drug development. Dr. Neil Allen has also been published in professional journals on topics of Drug Dose Comparisons and interactions.

Alex Buelna, 46, has dedicated over 24 years of service to the federal government. Mr. Buelna served as a Senior Special Agent, Criminal Investigator and Air Marshal with various Federal Government agencies from 1985 to 2009. These agencies include the Department of Homeland Security, Transportation Security Administration Federal Air Marshal Service (2002-2009), the Department of the Interior Office of Inspector General (2001-2002), the U. S. Postal Service Office of Inspector General (1998-2001) and the United States Army Major Procurement Fraud Unit, United States Army Criminal Investigation Command (1989-1998) as a Special Agent and Manager. Mr. Buelna was competitively selected for various levels of senior management within these organizations to include Assistant to the Special Agent in Charge, Resident Agent in Charge, and Special Agent in Charge. In addition Mr. Buelna is a veteran of Operation Iraqi Freedom and served as the Special Agent in Charge/Operations Officer, Coalition Provisional Authority, Protective Service Detail, Baghdad, Iraq (2003-2004). He was responsible for the successful security development, management and operations for the United Nations Special Envoy’s, Security and Electoral Mission Assessment Teams, as well as, providing successful personal protection details for various U.S. Congressional Delegates, U.S. Cabinet Level Officials and Heads of State, within a combat zone environment. The most worthy of his accomplishments was receiving “The Bronze Star Medal” for subject matter expertise in planning, coordination, and execution of over 300 protective service missions throughout the Iraqi theater of operations without a loss of life. Mr. Buelna was commissioned as a United States Army Warrant Officer in 1993 and retired at the rank of Chief Warrant Officer Four, United States Army Reserve after 24 years of combined active and reserve service. Mr. Buelna entered initial active duty service in 1985. Mr. Buelna is a graduate of Columbia College, Columbia, Missouri, where he earned a Bachelor of Arts degree with an emphasis in Criminology and Language.

Ferrel Raskin, 35, has served as the Chairman of the Board of Directors of SMI since 2006. He has also advised senior management at SMI on strategic matters, applying his knowledge of complicated transactions and business development, to assist SMI in becoming a leader in the dietary supplement and nutraceutical industry. Mr. Raskin’s experience includes being a Partner from 2000-2006 in East Thunderbird Square North in Scottsdale, AZ where he developed, managed and sold one of the largest real estate transactions in Arizona. Utilizing his background in finance and contract negotiations, Mr. Raskin has become an integral component in SMI’s expansion into new cutting edge technologies and its merger and acquisition activity.

Kevin Taheri, 38, has over 18 years of experience in the manufacturing of dietary supplement and nutraceutical products. Mr. Taheri began his career with MD Labs in 1991 where he was instrumental in successfully creating and managing this fast growing sports nutrition company. In 1996 he left MD Labs to start SMI Manufacturing, a leading GMP and European Union compliant manufacturer focused on human health product formulations. In 2002, Mr. Taheri organized the purchase of his previous employer MD Labs and worked to create new and substantial relationships with major retailers. The combination of Mr. Taheri’s industry experience and knowledge with his ability to identify next generation technologies has made him a leader and visionary in the industry.

Effective December 1, 2009, our board of directors is now comprised of Robert S. Davidson, Kevin Taheri, Ferrel Raskin, Daniel J. Kelly, Dr. Neil Allen, Alex Buelna and Matthew Burns.

(b) Resignation of Officers

In connection with the SMI Financing and pursuant to the terms of the Stock Purchase Agreement, M.E. Hank Durschlag and Jeffrey Wattenberg resigned from their respective positions as officers of the Company effective on December 1, 2009. Mr. Durschlag had served as the Company’s chief executive officer. Mr. Wattenberg had served as the Company’s president.

(d) Appointment of Officers and Compensation Arrangements with Appointed Officers

In connection with the SMI Financing, effective on December 1, 2009, we appointed Kevin Taheri as our chief executive officer, Robert Davidson as our president, and Thomas Beckett as our chief financial officer, chief operating officer and secretary of the Company.

Biographical information about Mr. Taheri is located above under the heading “Increase in the Size of our Board and the Appointment of Directors.”

Mr. Davidson, 42, has been the Company’s Chairman of the Board since May 4, 2007. Since May 2002, Mr. Davidson has also served as the president, chief executive officer and a director of InnoZen, Inc., which includes the Company’s R&D and manufacturing operations. From January 2002 through July 2005, Mr. Davidson was president and chief executive officer of Zengen, Inc., a biopharmaceutical company. Mr. Davidson has approximately ten years of experience in the biopharmaceutical industry. From September 1998 to December 2001, Mr. Davidson was the chief executive officer of Gel Tech, L.L.C., where he raised capital for the market launch and distribution of the Zicam product line. He led the marketing team that took Zicam from an unknown entity to one of the top medications in its class. He also implemented and launched line extensions to strengthen the brand name and increase company value. From October 1994 to August 1998, Mr. Davidson was the chief executive officer of Biotem Cytotechnologies, Inc., a biopharmaceutical research and development company. Mr. Davidson earned his B.S. degree with a concentration in Biological Life Sciences from The University of the State of New York, (Excelsior College). Mr. Davidson earned a Masters Certificate in Applied Project Management from Villanova University and earned his Masters of Public Health (Homeland Security) from American Military University, Virginia. Mr. Davidson is a certified Performance Enhancement Specialist through the National Academy of Sports Medicine.

Mr. Beckett, 42, has been the chief operating officer of InnoZen, Inc., which includes the Company’s R&D and manufacturing operations, since 2008. He has been employed by InnoZen, Inc. since 2003, serving in a variety of operational and leadership roles. Prior to his work at InnoZen, Inc., Mr. Beckett had successful careers in both law and business. He was an attorney for the international law firms King & Spalding LLP and Holland & Knight LLP. Mr. Beckett also worked in the Los Angeles area as a producer, working on a variety of projects in film and TV. Mr. Beckett began his career in business as a commercial banking officer with First Union National Bank. Mr. Beckett earned a B.A. from the University of Virginia and a law degree (J.D.) from the University of Florida College of Law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	HealthSport, Inc. 2009 Equity Incentive Plan
10.2	Form of Non-Statutory Stock Option Agreement
10.3	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009

HealthSport, Inc.

By:  /s/ Kevin Taheri

Kevin Taheri
Chief Executive Officer